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                                                                   EXHIBIT 23.4



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form SB-2 of 800 Travel Systems, Inc. of our report dated June 2, 1995 on the consolidated statement of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 1994 1-800-Low-Airfare, Inc. and Subsidiary. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.


                                             FELDMAN RADIN & CO., P.C.

                                             /s/ Feldman, Radin & Co., P.C.

                                             Certified Public Accountants


New York, New York
September 10, 1997